EXECUTIVE SEVERANCE AGREEMENT

THIS EXECUTIVE SEVERANCE AGREEMENT (this “Agreement”), dated as of December 27, 2012, is made and entered by and between RCM Technologies, Inc., a Nevada corporation (the “Company”), and Kevin D. Miller (the “Executive”).

WITNESSETH:

WHEREAS, the Executive is currently employed as the Company’s Chief Financial Officer, Secretary and Treasurer, and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

WHEREAS, the Company has determined that appropriate arrangements should be taken to encourage the continued attention and dedication of the Executive to his assigned duties without distraction;

WHEREAS, in consideration of the Executive’s employment with the Company, the Company desires to provide the Executive with certain compensation and benefits as set forth in this Agreement in order to ameliorate the financial and career impact on the Executive in the event (i) Executive’s employment with the Company is terminated for a reason unrelated to a Change in Control (as defined below) of the Company, or (ii) of a Change in Control of the Company and (A) Executive’s employment is terminated for a reason related to a Change in Control or (B) Executive remains continuously employed with the Company for three (3) months following a Change in Control; and

WHEREAS, Executive has agreed to certain confidentiality, non-competition and non-solicitation covenants contained hereunder, in consideration of the benefits provided to Executive under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Company and the Executive agree as follows:

1. Certain Defined Terms.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Annual Base Salary” means the Executive’s annual base salary rate, exclusive of bonuses, commissions and other incentive pay, as in effect immediately preceding Executive’s Termination Date (but prior to taking into account any reduction that constitutes Good Reason).

(b) “Beneficiary” means Executive’s spouse, if Executive has a spouse at the time of his death, or Executive’s estate, if Executive has no spouse at the time of his death.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus” means the highest annual bonus paid to Executive in any of the three (3) fiscal years of the Company that immediately precede Executive’s Termination Date.

(e) “Cause” means Executive:

(i) has engaged in (x) an act of dishonesty, (y) a breach of trust, or (z) conduct that constitutes gross neglect or gross misconduct in carrying out Executive’s duties, which act, breach or conduct, as applicable, results in material economic harm to the Company;

(ii) is convicted of (or pleads guilty or nolo contendre to) a felony or a crime involving theft or embezzlement;

(iii) willfully neglects, refuses or fails to substantially perform Executive’s material duties to the Company (other than a failure resulting from Executive’s incapacity due to physical or mental illness), which failure has continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive specifying the manner in which Executive has failed substantially to perform, without remedial action by Executive within such thirty (30) day period, unless such remedial action could not have been meaningful under the circumstances in the reasonable judgment of the Company, in which case no remedial period need be provided;

(iv) engages in public conduct that is harmful to the reputation of the Company;

(v) intentional refusal or willful failure to carry out the reasonable instructions of the Board or of the Company’s Chief Executive Officer, which failure has continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive specifying the manner in which Executive has failed substantially to perform, without remedial action by Executive within such thirty (30) day period, unless such remedial action could not have been meaningful under the circumstances in the reasonable judgment of the Company, in which case no remedial period need be provided; or

(vi) breaches any written confidentiality, non-competition, or non-solicitation agreement, or any other material written agreement in effect with the Company, including without limitation the provisions of Section 8 of this Agreement

(f) “Change in Control” means the occurrence of any of the following events:

(i) during any twelve (12) month period, the date on which individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless each new director was approved by a vote of at least a majority of the directors then still on the Board who were members of the Board at the beginning of such period;

(ii) the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially own the Company’s outstanding voting securities immediately prior to such transaction;

(iii) the consummation of the sale or other disposition of all, or substantially all, of the Company’s assets; or

(iv) any single transaction, or series of related transactions in a twelve (12) month period ending on the date of the initial transaction, pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders.

Notwithstanding anything herein to the contrary, a “Change in Control” shall only be deemed to have occurred under this Agreement if the Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A(a)(2)(A)(v) of the Code and its corresponding regulations.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

(i) “Disability” means Executive’s inability, by reason of any verifiable physical or mental injury or illness or incapacity, and with or without reasonable accommodations, to substantially perform the services required of him by the Company for a continuous 90-day period or for 90 non-consecutive days within a continuous 180 day-period.

(j) “Good Reason” means, without the Executive’s consent,

(i) a material diminution in Executive’s Annual Base Salary, other than in connection with an across-the-board, proportional reduction in annual base salary affecting all similarly-situated executives of the Company;

(ii) a material diminution in the Executive’s authority, duties or responsibilities;

(iii) a requirement that that Executive report to a corporate officer (other than the Chief Executive Officer of the Company) or employee of the Company instead of reporting directly to the Chief Executive Officer of the Company or the Board; or

(iv) a material change in the geographic location at which the Executive must perform services (i.e., more than thirty-five (35) miles from Executive’s employment location as of the date of this Agreement);

provided, however, that for the Executive to be able to terminate his employment with the Company on account of Good Reason he must provide notice of the occurrence of the event constituting Good Reason and his desire to terminate his employment with the Company on account of such within ninety (90) days following the initial existence of the condition constituting Good Reason, and the Company must have a period of thirty (30) days following receipt of such notice to cure the condition.  If the Company does not cure the event constituting Good Reason within such thirty (30) day period, the Executive’s Termination Date shall be the day immediately following the end of such thirty (30) day period, unless the Company provides for an earlier Termination Date.

(k) “Termination Date” means the last day of Executive’s employment with the Company.

(l) “Termination Related to a Change in Control” means (i) Executive’s employment with the Company is terminated within one hundred twenty (120) days prior to the date on which a Change in Control occurs, and the Executive can reasonably demonstrate that such termination (x) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose in connection with a Change in Control, or (ii) Executive’s employment with the Company is terminated upon a Change in Control or within the three (3) month period following a Change in Control.

(m) “Termination Unrelated to a Change in Control” means Executive’s employment with the Company is terminated at a time that such termination does not constitute a Termination Related to a Change in Control.

2. Termination Unrelated to a Change in Control.

(a) Involuntary Termination Unrelated to a Change in Control.  In the event Executive’s employment is a Termination Unrelated to a Change in Control on account of: (i) an involuntary termination by the Company for any reason other than Cause, death or Disability, or (ii) the Executive voluntarily terminates employment with the Company on account of a resignation for Good Reason, Executive shall be entitled to the benefits provided in subsection (b) of this Section 2.

(b) Compensation on Account of Termination Unrelated to a Change in Control.  Subject to the provisions of Section 6 hereof, in the event a termination described in subsection (a) of this Section 2 occurs, the Company shall provide Executive with the following, provided that Executive executes and does not revoke the Release (as defined in Section 6):

(i) An amount equal to 1.5 times the sum of Executive’s (x) Annual Base Salary and (B) Bonus, which amount shall be paid to Executive over the twelve (12) month period following Executive’s Termination Date; provided, that, subject to Section 18(b) of this Agreement, the first installment of such payment shall be paid to Executive on the first regularly scheduled Company payroll date that occurs after the 55th day following Executive’s Termination Date and such first installment shall cover the period between Executive’s Termination Date and the date of such first payment, and the remaining installments shall be paid to Executive on each subsequent regularly scheduled Company payroll date occurring after such payment for the remainder of such twelve (12) month period.

(ii) For a period of eighteen (18) months following Executive’s Termination Date, Executive shall receive a monthly payment equal to the monthly COBRA premium that Executive is required to pay to continue medical, vision and dental coverage for himself, and, where applicable, his spouse and eligible dependents, under the medical, dental and vision plans of the Company in which Executive was participating immediately prior to this Termination Date; provided that to receive such monthly payment Executive must have elected COBRA coverage under such plans and pay the applicable monthly premium and not be eligible for such coverage under another employer’s plan.  If Executive ceases to be eligible for COBRA continuation coverage as a result of not paying the applicable monthly premium or becomes eligible for coverage under another employer’s plan, the monthly payment described in this clause (ii) shall cease to be paid to Executive.  Provided that Executive has satisfied the conditions to receive the monthly payments described in this clause (ii), subject to Section 18(b) of this Agreement, the first monthly payment shall be paid to Executive on the first regularly scheduled Company payroll date that occurs after the 55th day following Executive’s Termination Date and shall cover the first two months of such payment and the remaining monthly payments shall be paid to Executive on each subsequent regularly scheduled Company payroll date occurring after such monthly premium is required to be paid by Executive and shall continue for the remainder of such eighteen (18) month period, unless no further payment is due to Executive as described in this clause (ii).

(iii) In addition to the foregoing, Executive shall receive any other amounts earned, accrued or owing but not yet paid to Executive prior to his Termination Date, and any other benefits in accordance with the terms of any applicable plans and programs of the Company; provided that Executive shall not be entitled to receive severance benefits under any Company severance plan.

3. Termination on Account of a Change in Control.

(a) Change in Control Termination.  In the event Executive’s employment is (i) a Termination Related to a Change in Control on account of (A) an involuntary termination by the Company for any reason other than Cause, death or Disability; (B) an involuntary termination by the Company within the three (3) month period following a Change in Control on account of Disability or Executive’s death; or (C) the Executive voluntarily terminates employment with the Company on account of a resignation for Good Reason; or (ii) a termination on account of a voluntary resignation by Executive, with or without Good Reason, which results in a Termination Date that is the last day of the three (3) month period following a Change in Control, Executive shall be entitled to the benefits provided in subsection (b) of this Section 3.  For purposes of clarity, (x) any voluntary resignation of employment by the Executive which results in a Termination Date prior to the last day of the three (3) month period following a Change in Control shall not be covered by Section 3(a)(ii) of the immediately preceding sentence and (y) any termination of Executive’s employment on account of Disability or death that occurs prior to the date of a Change in Control shall not be covered by this Section 3.

(b) Compensation on Account of Change in Control Termination.  Subject to the provisions of Section 6 hereof, in the event a termination described in subsection (a) of this Section 3 occurs, the Company shall provide Executive (or his Beneficiary, in the event of Executive’s death) with the following, provided that Executive (or his Beneficiary, in the event of Executive’s death) executes and does not revoke the Release:

(i) A lump sum cash payment equal to two (2) times the sum of Executive’s (A) Annual Base Salary and (B) Bonus, which lump sum cash payment shall be paid to Executive, subject to Section 18(b) of this Agreement, on the first regularly scheduled Company payroll date following the 55th day after Executive’s Termination Date.

(ii) A lump sum cash payment equal to twenty-four (24) times the monthly COBRA premium cost, as in effect immediately prior to Executive’s Termination Date, for Executive to continue medical, dental, and vision coverage, as applicable, in the Company plans for himself and, if applicable, his spouse and eligible dependents, in which he (and his spouse and eligible dependents) was participating immediately prior to his Termination Date, which lump sum cash payment shall be paid to Executive, subject to Section 18(b) of this Agreement, on the first regularly scheduled Company payroll date following the 55th day after Executive’s Termination Date.

(iii) In addition to the foregoing, Executive shall receive any other amounts earned, accrued or owing but not yet paid to Executive prior to his Termination Date, and any other benefits in accordance with the terms of any applicable plans and programs of the Company; provided that Executive shall not be entitled to receive severance benefits under any Company severance plan.

Notwithstanding anything herein to the contrary, in the event that Executive is entitled to the amounts set forth in Section 2 and, if in connection with such termination, Executive reasonably demonstrates that such termination would constitute a Termination Related to a Change in Control pursuant to Section 1(l)(i) of this Agreement if the Change in Control is consummated within the one hundred twenty (120) day period following Executive’s Termination Date, the Executive shall initially receive the severance benefits described in Section 2(b) of this Agreement in the time and form described in such Section and if the Change in Control is consummated within such one hundred twenty (120) day period, upon the consummation of the Change in Control, Executive shall cease to receive the severance benefits set forth in Section 2(b), and instead shall receive the severance benefits described in this Section 3(b), reduced by the value of the severance benefits paid to the Executive pursuant to Section 2(b) prior to the date of the Change in Control.  The severance benefits payable to the Executive pursuant to this paragraph shall be paid to the Executive in a lump sum cash payment, subject to Section 18(b) of this Agreement, on the first regularly scheduled Company payroll date following the later of (i) the date of the Change in Control or (ii) the 55th day following Executive’s Termination Date.  If Executive receives the severance benefits described in this paragraph, Executive will not be entitled to receive any further amounts payable pursuant to Section 2(b).

4. Change in Control Payment.  Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs while the Executive is employed by the Company and the Executive does not experience a termination of employment by the Company for any reason or no reason within the three (3) month period following the date of the Change in Control, then as long as Executive is employed by the Company on the date that is the last day of such three (3) month period and Executive has not voluntarily resigned his employment as of such date on account of a termination set forth in Section 3(a)(ii) of this Agreement, the Executive shall be entitled to receive a lump sum cash payment equal to two (2) times the sum of Executive’s (A) Annual Base Salary and (B) Bonus (the “Change in Control Payment”); provided, however, in order to be eligible to receive the Change in Control Payment the Executive must execute a release of claims within the twenty-one (21) day period that follows the last day of the three (3) month period that follows the Change in Control and does not revoke such release, which release shall be substantially similar to the Release referenced in Section 6 of this Agreement, but reasonably modified by the Company to reflect that the Change in Control Payment is being paid.  Provided that the Executive executes and does not revoke the release referenced in this Section 4, Executive shall be paid the Change in Control Payment on the first regularly scheduled payroll date of the Company that follows the thirtieth (30th) day following the last day of the three (3) month period after the date of the Change in Control.  If Executive receives the Change in Control Payment, Executive shall not be entitled to receive any severance payment provided in Section 2 or 3 of this Agreement and this Agreement shall terminate, except that the provisions of Sections 7, 8, 9, and 10 shall survive any termination or expiration of this Agreement and shall inure to the benefit of any successors or assigns of the Company.

5. Termination of Employment on Account of Disability, Death, Cause or Voluntarily Without Good Reason.

(a) Termination on Account of Disability.  In the event Executive’s employment terminates on account of Disability (other than as provided in Section 3(a)(i)(B) of this Agreement), Executive shall not receive benefits pursuant to Sections 2, 3 or 4 hereof.  However, Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive prior to his Termination Date, and any benefits due Executive in accordance with the terms of any applicable benefit plans and programs of the Company.

(b) Termination on Account of Death.  In the event Executive’s employment terminates on account of death (other than as provided in Section 3(a)(i)(B) of this Agreement), neither Executive nor any beneficiary of Executive shall receive benefits pursuant to Sections 2, 3 or 4 hereof.  However, Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive prior to his Termination Date, and any benefits due Executive in accordance with the terms of any applicable benefit plans and programs of the Company.

(c) Termination on Account of Cause.  In the event Executive’s employment terminates by the Company on account of Cause, Executive shall not receive benefits pursuant to Sections 2, 3 or 4 hereof.  However, Executive shall receive any amounts accrued or owing but not yet paid to Executive prior to his Termination Date, and any benefits due Executive in accordance with the terms of any applicable benefit plans and programs of the Company.

(d) Termination on Account of Voluntary Resignation Without Good Reason.  Notwithstanding anything in this Agreement to the contrary, if Executive’s employment terminates on account of a resignation by Executive for no reason or any reason other than on account of Good Reason (other than as provided in Section 3(a)(ii) of this Agreement), Executive shall not receive benefits pursuant to Sections 2, 3 or 4 hereof.  However, Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive prior to his Termination Date, and any benefits due Executive in accordance with the terms of any applicable benefit plans and programs of the Company.

6. Release.  Notwithstanding the foregoing, no payments under this Agreement shall be made unless Executive executes (or, in the event of Executive’s death and an amount is payable to Executive’s Beneficiary pursuant to Section 3(a)(i)(B), Executive’s Beneficiary), and does not revoke, a written release of claims (the “Release”), in substantially the form as the document attached as Exhibit A hereto (with such modifications reasonably determined by the Company if the Release is to be executed by Executive’s Beneficiary because of Executive’s death).

7. Application of 280G.

(a) Effect of Section 280G on Payments.  In the event a Change in Control occurs and the Executive becomes entitled to any benefits or payments in the nature of compensation (within the meaning of section 280G(b)(2) of the Code) under this Agreement, or any other plan, arrangement, or agreement with the Company (the “Payments”), and such benefits or payments will be subject to the tax (the “Excise Tax”) imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed), the aggregate present value of the Payments under this Agreement, and such other plan, arrangement or agreement with the Company, shall be reduced (but not below zero) to the Reduced Amount (as defined below), if reducing such Payments will provide the Executive with a greater net after-tax amount than would be the case if no reduction was made.  The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be subject to the Excise Tax, determined in accordance with section 280G(d)(4) of the Code.  The Company shall reduce the Payments by first reducing Payments that are not payable in cash and then by reducing cash Payments, with such reduction being done in a manner consistent with the requirements of section 409A of the Code.

(b) Computation.   In determining the potential impact of the Excise Tax, the Company may rely on any advice it deems appropriate, including, but not limited to, the counsel of its independent accounting firm.  For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, the Company may take into account any relevant guidance under the Code and the regulations promulgated thereunder.

8. Restrictive Covenants.  For purposes of this Section 8, the term “Company” shall include the Company and any subsidiary or affiliate of the Company.

(a) Non-Disclosure.  At all times during Executive’s employment with the Company and continuing at all times after Executive’s termination of employment for any reason or no reason, and except as required by applicable law or in a judicial or administrative proceeding, Executive shall not disclose to anyone outside the Company, or use for the benefit of anyone other than the Company, any confidential or proprietary information relating to the business of the Company, whether acquired by Executive before, during or after employment with the Company.  Executive acknowledges that the proprietary and confidential information of the Company includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, and marketing and sales strategies; (d) employment and payroll records; (e) forecasts, budgets, acquisition models and other non public financial information; (f) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies; and (g) terms of employment, compensation and performance levels of Company employees.  Proprietary and confidential information shall not include any information that is generally known to the industry or the public other than as a result of Executive’s breach of this Section 8.

(b) Non-Competition and Non-Solicitation.

(i) During Executive’s employment with the Company and for a one (1) year period after Executive’s termination of employment with the Company for any reason or no reason, whether or not payments are being made under this Agreement, Executive shall not, directly or indirectly, (x) render any services for any organization, or engage in any business, that directly competes in any respect with the business of the Company in North America or Central America (a “Competing Business”), or (y) solicit or contact, for the purpose or with the effect of competing or interfering with the business of the Company (i) any customer or acquisition target under contract with the Company at any time during Executive’s employment with the Company, (ii) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during Executive’s employment with the Company, (iii) any affiliate of any such customer or prospect, or (iv) any of the individual contacts at customers or acquisition targets established by the Company, Executive or others at the Company during the period of Executive’s employment with the Company.

(ii) During Executive’s employment with the Company and for a period of one (1) year after Executive’s termination of employment with the Company for any reason or no reason, whether or not payments are being made under this Agreement, Executive shall not directly or indirectly hire, or encourage or solicit any employee, consultant or independent contractor to leave the employment or service of the Company for any reason or interfere in any other manner with such relationships.

9. Equitable Relief; Survival.

(a) Executive acknowledges and agrees that the restrictions contained in Section 8 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of that Section.  Executive represents and acknowledges that (i) Executive has been advised by the Company to consult Executive’s own legal counsel with respect to this Agreement, and (ii) Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive’s counsel.

(b) Executive further acknowledges and agrees that a breach of any of the restrictions in Section 8 cannot be adequately compensated by monetary damages.  Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting of any bond, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 8 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.  In the event that any of the provisions of Section 8 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.

(c) Notwithstanding anything in this Agreement to the contrary, if Executive breaches any of Executive’s obligations under Section 8, the Company shall thereafter be obligated only for the compensation and other benefits provided in any Company benefit plans, policies or practices then applicable to Executive in accordance with the terms thereof, Executive shall have no right to receive any payments under Sections 2, 3 or 4 of this Agreement, and all payments under Sections 2, 3 or 4 of this Agreement shall immediately cease.

(d) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of Section 8, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in a United States District Court for New Jersey, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Camden County, New Jersey, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court.  Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 17 hereof.

(e) The provisions of Sections 8, 9 and 10 of this Agreement shall survive any termination or expiration of this Agreement and shall inure to the benefit of any successors or assigns of the Company.

10. Invention Assignment.  The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports, and all similar or related information which relates to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ( “Work Product”) belong to the Company.  The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether while employed or after termination of employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorneys and other instruments).

11. Dispute Resolution.  In the event of any dispute relating to this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, and unless prohibited by applicable law, the parties shall be required to have the dispute, controversy or claim settled by alternative dispute resolution conducted by JAMS (or, if JAMS is not available, another mutually agreeable alternative dispute resolution organization), in the city of Executive’s principal place of employment.  Any award entered by JAMS (or such other organization) shall be final, binding and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction.  This Section 11 shall be specifically enforceable.  JAMS (or such other organization) shall have no authority to modify any provision of this Agreement.  In the event of a dispute, each party shall be responsible for its own expenses (including attorneys’ fees) relating to the conduct of the arbitration; provided, however, that if the Executive prevails on a material (outcome determinative) issue before JAMS, as determined by JAMS, then the Company will reimburse Executive for his reasonable attorneys’ fees in connection with such dispute.  The fees of JAMS (or such other organization) shall be paid by the Company.  THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ALL CLAIMS RELATING TO THIS AGREEMENT.

12. Employment Rights.  Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any subsidiary prior to or following any Change in Control.

13. Withholding of Taxes.  All amounts payable under this Agreement to Executive are subject to applicable tax withholding requirements and the Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

14. Term of Agreement.  This Agreement shall continue in full force and effect for the duration of Executive’s employment with the Company, unless terminated at any earlier time by mutual agreement between Executive and the Company; provided, however, that after the termination of Executive’s employment during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired.

15. Successors and Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

(b) This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.  This Agreement will supersede the provisions of any employment, severance or other agreement between the Executive and the Company that relate to any matter that is also the subject of this Agreement, and such provisions in such other agreements will be null and void.

(c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b).  Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

16. Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s entitlement to severance benefits from the Company in the event of Executive’s termination of employment with the Company and the Executive’s entitlement to a change in control payment in the event Executive remains continuously employed following the date of a Change in Control.  During the term of this Agreement, Executive shall not be eligible for severance under any Company severance plan.

17. Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18. Section 409A of the Code.

(a) Interpretation.  Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code.  Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under section 409A of the Code.  For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment.  In no event may Executive, directly or indirectly, designate the calendar year of payment.  No action or failure to act pursuant to this Section shall subject the Company nor any affiliate thereof to any claim, liability or expense, and none of the Company nor any affiliate thereof shall have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to section 409A of the Code.

(b) Payment Delay.  If at the time of Executive’s separation from service, the Company’s (or any entity required to be aggregated with the Company under section 409A of the Code) stock is publicly-traded on an established securities market or otherwise and Executive is a “specified employee” (as defined in section 409A of the Code and determined in the sole discretion of the Company (or any successor thereto) in accordance with the Company’s (or any successor thereto) “specified employee” determination policy), then the Company shall postpone the commencement of the payment of the portion of such severance that constitutes deferred compensation subject to section 409A of the Code which is payable within the six (6) month period following Executive’s Termination Date with the Company (or any successor thereto) for six (6) months following Executive’s Termination Date with the Company (or any successor thereto).  The delayed amount shall be paid in a lump sum to Executive within ten (10) days following the date that is six (6) months following Executive’s Termination Date with the Company (or any successor thereto).  If Executive dies during such six (6) month period and prior to the payment of the amount that is required to be delayed on account of section 409A of the Code, such amount shall be paid to the personal representative of Executive’s estate within sixty (60) days after Executive’s death.

19. Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of New Jersey, without giving effect to the principles of conflict of laws of such State.

20. Validity.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

21. Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.  References to Sections are to references to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto.

22. Survival.  The respective rights and obligations of the parties under this Agreement (including without limitation Sections 7, 8, 9 and 10) shall survive any termination of Executive’s employment or termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

23. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

RCM TECHNOLOGIES, INC.

By:

/s/ Leon Kopyt
Name:  Leon Kopyt
Title: President & CEO

EXECUTIVE

/s/ Kevin D. Miller
____________________
Kevin D. Miller

Exhibit A

Release Agreement

This Release Agreement (“Release”) is by and between Kevin D. Miller (“Executive”) and RCM Technologies, Inc. (the “Company”) and shall be effective as of the date on which the Executive executes this Release as set forth below.

WHEREAS, Executive’s employment has been terminated on account of _________, pursuant to the Executive Severance Agreement between Executive and the Company, dated as of ______ ___, 20__ (“Severance Agreement”); and

WHEREAS, Executive is entitled to certain payments and benefits under the Severance Agreement subject to his execution and delivery of this Release to the Company.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.           Release of Claims.  In consideration for the severance payments by the Company as set forth in Section [2(b)] or [3(b)] of the Severance Agreement and other good and valuable consideration set forth herein, Executive hereby releases the Company, its shareholders, directors, officers, employees, agents, benefit plans, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them (but with respect to any entity, individual, agent, attorney or their affiliates, including any one acting by, through, under or in concert with any of them, only in its or his official capacity relating to the Company and not in its or his individual capacity unrelated to the Company) (collectively, “Released Parties”), from any and all rights and claims, known or unknown, that he may have now or in the future may arise based on, arising out of or relating to his employment with the Company or the termination thereof for any and all reasons.  Said release includes but is not limited to, any rights or claims which Executive may have against any of the Released Parties based upon Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act (save for claims for vested pension benefits which are expressly exempted from this Release), the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the Pennsylvania Human Relations Act, and any other federal, state or local law or regulation which prohibits employment discrimination or which otherwise regulates employment terms and conditions.  Executive also releases each of the Released Parties from any claim for wrongful discharge, unfair treatment, breach of public policy, breach of express or implied contract, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, sexual harassment, breach of laws governing safety in the workplace, or any other claims arising under common law that relate in any way to Executive’s employment or the termination thereof.  This Release covers claims that Executive knows about and those that he may not know about up through the date of this Release.  This Release specifically includes any and all claims for attorneys’ fees and costs which Executive incurred or incurs for any reason arising out of or relating to any or all matters covered by this Release.  Notwithstanding the foregoing, Executive is not releasing any claims hereunder with respect to (a) Executive’s right to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company, applicable law, or Executive’s right to be covered under any applicable directors’ and officers’ liability insurance policies, (b) any rights that Executive has with respect to any equity awards, (c) any rights as a shareholder of the Company, or (d) any rights which arise after the date of this Release with respect to matters that occurred after such date.

2.           No Litigation of Claims.  Executive acknowledges that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Company or any of the other Released Parties in connection with his employment or the separation of that employment to date.  However, nothing in this Release is intended to interfere with Executive’s right to file a charge of discrimination with the Equal Employment Opportunity Commission (the “EEOC”) or other state or local human rights agency responsible for investigating unlawful discrimination in the workplace in connection with any claim he reasonably believes he may have against the Company, or from participating in any investigation being conducted by such agencies.  However, by executing this Release, Executive hereby waives the right to recover in any proceeding Executive may bring before the EEOC or any state or local human rights agency or in any proceeding brought by such agencies or any other third parties on Executive’s behalf.  He further agrees he may not file or be a party to any lawsuit asserting claims or causes of action waived and released by him pursuant to this Release.

3.           No Right to Re-employment.  Executive hereby agrees and recognizes that his employment relationship with the Company or its affiliates is being permanently and irrevocably severed and that the Company has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

4.           Tax Withholdings.  All amounts payable pursuant to this Release are subject to applicable tax withholdings.  In addition, Executive is solely responsible for all taxes that may result from his receipt of the amounts payable and benefits to be provided to him under this Release, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Executive of his receipt of any payment or benefit hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.

5.           Attorney Consultation Advised.  The Company hereby advises Executive to consult with any attorney of his choosing prior to signing this Release.  By signing below, Executive acknowledges and agrees that he has been encouraged to do so by the Company and that it is entirely his decision whether or not to consult with counsel.

6.           Review Period.  Executive shall have a period of not less than twenty-one (21) calendar days from the effective date of his termination to consider this Release before signing and returning it to the Company.  It is exclusively Executive’s decision whether to use all or part of this 21-day period.  To the extent Executive elects to execute this Release sooner than the conclusion of the 21-day period, Executive acknowledges and agrees that it has been exclusively his decision as to when to sign and return this Release to the Company.  Upon execution, this Release should be returned to the Company in accordance with the Notice provisions of the Severance Agreement.

7.           Revocation Period.   Executive shall have a period of seven (7) calendar days after signing this Release and returning it to the Company in which he may revoke this Release should he change his mind.  In order for this revocation to be effective, it must be given in accordance with the Notice provisions of the Severance Agreement and received by the Company no later than the close of business on the 7th day after Executive’s employment has terminated.

8.           Effective Date of Release.  This Release shall not become effective until the eighth (8th) day after Executive’s execution of this Release.  Accordingly, severance payments described in Section [2(b)] or [3(b)] of the Severance Agreement shall not commence until such time.

9.           No Admission of Liability.  By entering into this Release, the Company does not admit and expressly denies that it has violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment, employment discrimination or retaliation.

10.           Enforceability of Agreement.  Executive acknowledges that this Agreement is contractual and not a mere recital.  He agrees that this Agreement shall be given full force and effect and that it shall be binding upon Executive’s heirs, executors, successors, administrators and assigns.  The invalidity or unenforceability of any provision of this Release, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision contained herein.

11.           Applicable Law. This Release shall be construed and enforced under and in accordance with the laws of the State of New Jersey.

Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Release and that he is signing this Release voluntarily, of his own free will and without duress; and that the Company, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Release other than contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the Executive has duly executed this Release agreement on this day of _________, 20___.

_________________________________                            __________________________
Kevin D. Miller                                                                            Date

For RCM Technologies, Inc.

_________________________________                            _________________________
          Date

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